EXHIBIT 99




                     THERMO FIBERTEK ANNOUNCES CONVERTIBLE
                         SUBORDINATED DEBENTURE OFFERING

             WALTHAM, Mass., July 10, 1997 -- Thermo Fibertek Inc. (ASE-TFT) today announced that it has entered into an agreement to sell at par $150 million of 4-1/2 percent subordinated debentures due 2004. The debentures will be convertible into shares of common stock at a price of $12.10. The debentures are guaranteed on a subordinated basis by Thermo Electron Corporation (NYSE-TMO). The debentures will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.






        AA971890035